Exhibit 99.1

LifePoint Hospitals Announces $150 Million Stock Repurchase Program

BRENTWOOD, Tenn.--(BUSINESS WIRE)--September 15, 2010--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced that its Board of Directors, at a regularly scheduled meeting, has authorized a new stock repurchase program that will allow for repurchases of up to $150 million of its common stock over the next 18 months. Under the Company’s previously announced stock repurchase program, which will continue until February 2011, the Company has previously said that, through June 30, 2010, it has repurchased approximately $45 million of common stock. Since then the Company has continued to make purchases under its existing repurchase program. In accordance with its past practice, the Company will provide an update regarding the additional purchases made under its existing repurchase program and any purchases made pursuant to the new program announced today when it reports its results of operations for the third quarter 2010.

Under the new stock repurchase program announced today, the Company may repurchase its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions and other considerations. The Company’s repurchases may be executed using open market purchases, privately negotiated transactions, accelerated share repurchase programs or other transactions. The Company intends to fund repurchases under the new stock repurchase program from cash on hand, available borrowings or proceeds from potential debt or other capital markets transactions.

In connection with the new stock repurchase program, the Company intends to enter into a 10b5-1 plan, which will allow for repurchases of up to $115 million. The Company previously has utilized a 10b5-1 plan, which expired pursuant to its terms in May 2010. Rule 10b5-1, adopted by the Securities and Exchange Commission, allows an issuer, such as the Company, that is not in possession of material, non-public information to establish a pre-arranged plan for future repurchases of its stock. These plans enable issuers to repurchase stock during so-called “blackout” periods or at other times when it would otherwise be restricted from doing so. In accordance with Rule 10b5-1, a third party, such as a broker or bank, will execute the plan in accordance with its terms and without further involvement of the issuer. Any repurchases under the Company’s 10b5-1 plan will be made during the period from September 22, 2010, until November 2, 2010, at purchase prices and amounts which will be established in the plan. Because the repurchases under the 10b5-1 plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares, if any, that will be repurchased under the plan.

The Company also announced that it is in the process of seeking a technical amendment to its senior credit facility which will facilitate debt securities issuances.

About LifePoint Hospitals

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 52 hospital campuses in 17 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. For example, this press release contains or may include statements about the Company that are not statements of historical fact, including with respect to the timing and the duration of prospective share repurchases, the execution of a 10b5-1 plan, the amount of capital that may be expended for such share repurchases, the source of funds for the share repurchases and the intention to seek a senior credit facility amendment, all of which may be subject to change in the future. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation, the availability of common stock for repurchase, LifePoint’s access to capital to make such repurchases, and those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
LifePoint Hospitals, Inc.
Penny L. Brake, 615-372-8532
Vice President of Finance